SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-TRANSPRO, INC.

          THE GABELLI PERFORMANCE PARTNERSHIP
                                10/17/97            2,000-           10.6063
          GAMCO INVESTORS, INC.
                                11/10/97              500-            8.2500
                                10/23/97            1,900-            9.2039
                                10/16/97              275-           10.5625
                                10/09/97            5,000-           10.5000
                                10/02/97            2,000-           10.8000
                                 9/19/97            5,000-           10.2750
                                 9/11/97            2,100-           10.8512





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.







                                       31